HAM, LANGSTON & BREZINA, L.L.P.

Certified Public Accountants

     EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in this registration statement on Form S-8 of our report, dated March 12, 2004, relating to the financial statements of The World Golf League, Inc. for the year ended December 31, 2003. We also consent to the reference to our firm under the caption "Experts" in such registration statement. Our report contains an explanatory paragraph regarding The World Golf League, Inc.'s ability to continue as a going concern.


     /s/ Ham, Langston & Brezina, L.L.P.


Houston, Texas
April 15, 2004